                                                                    EXHIBIT 99.1

                        BENCHMARQ MICROELECTRONICS, INC.

                        1995 FLEXIBLE STOCK OPTION PLAN
                  (Amended and Restated as of March 11, 1997)

                                       I
                        Purpose of Plan; Administration
                        -------------------------------

  1.1  Purpose.  The purpose of the BENCHMARQ Microelectronics, Inc. 1995
       -------
Flexible Stock Option Plan (the "Plan") is to strengthen BENCHMARQ Microelectronics, Inc. (the "Company") by providing a means of retaining and attracting competent personnel by extending to participating officers, employees, directors and consultants (as defined in Section 1.3) of the Company, or of a Parent or Subsidiary (as defined herein) of the Company, added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Company. It is intended that this purpose be achieved through the opportunity for ownership of shares of the common stock, par value $.001 per share, of the Company (the "Stock") and the benefits of stock appreciation offered under the Plan. It is further intended that pursuant to this Plan the Committee (as defined in Section 1.2) may grant either incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options. As used herein, the term "Parent" will be deemed to have the meaning set forth in
Section 424(e) of the Code and the term "Subsidiary" will be deemed to have the meaning set forth in Section 424(f) of the Code.

  1.2  Administration.  The Plan shall be administered by the Compensation
       --------------
Committee (the "Committee") established by the Board of Directors of the Company (the "Board"). Such Committee shall be comprised of two (2) or more directors, each of whom shall be "non-employee directors," as defined in Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used in the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment or other service for purposes of the Plan to amend or modify any outstanding option (with the consent of the Optionee (as defined herein)), to accelerate or defer the exercise date of any outstanding option (with the consent of the Optionee), and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters referred to in this Plan shall be conclusive. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

  Subject to the express provisions of the Plan, the Committee shall determine from the eligible class those individuals to whom incentive stock options or nonqualified stock options under the Plan shall be granted (the "Optionees"), the terms and provisions (which need not be identical) of the respective agreements (the "Option Agreements") evidencing such options, the time at which options shall be granted, and the number of shares of Stock subject to each option.

  1.3  Participation.  Officers, employees, directors and consultants of the
       -------------
Company or any Parent or Subsidiary of the Company shall be eligible for selection to participate in the Plan upon approval by the Committee; provided, however, that only those individuals who are employed by the Company or a Parent or Subsidiary of the Company shall be eligible to receive incentive stock options. For purposes of the Plan, the term "consultant" shall mean any person or entity who or which is engaged by the Company or a Parent or Subsidiary of the Company to render consulting services and is compensated for such consulting services.

  1.4  Stock Subject to the Plan.  Subject to adjustment as provided in Section
       -------------------------
3.1 hereof, the shares to be offered under the Plan shall be treasury shares or shares of the Company's authorized but unissued Stock. The aggregate number of shares of Stock to be issued upon exercise of all options granted under the Plan shall not exceed 1,247,576 shares (after giving effect to all exercises of options prior to March 11, 1997), subject to adjustment as set forth in Sections
3.1 hereof. The aggregate number of shares of Stock to be issued to any individual within any calendar year shall not exceed 100,000 shares. If any option granted hereunder shall lapse or terminate for any reason without having been fully exercised, the shares subject thereto shall again be available for purposes of the Plan.

  1.5  Restrictions on Exercise.  No options granted hereunder may be exercised
       ------------------------
and no shares of Stock issuable upon exercise of such options may be transferred unless and until the Committee determines that such exercise/transfer will be made in compliance with all applicable laws, rules and regulations, including, without limitation, applicable securities laws, rules and regulations and the rules and regulations of any securities exchange or automated transaction reporting system on which the securities of the Company are listed or admitted to trading. The Company does not have any obligation to take any action to register or qualify shares of Stock pursuant to applicable securities laws or to perfect an exemption from such registration/qualification requirements. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                                       II
                                 Stock Options
                                 -------------

  2.1  Grant and Option Price.   The Committee may grant one or more options to
       ----------------------
any eligible individual. Options granted under the Plan shall be granted within ten (10) years from the earlier of the date the Plan is adopted by the Board or approved by the stockholders of the Company, and such options may be intended to qualify as Incentive Stock Options (as hereinafter defined), or the Committee may in its discretion grant nonqualified stock options under the Plan. All options shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions established by the Committee as are not inconsistent with the purposes and provisions of the Plan.

  Except as otherwise provided herein, the purchase price of the Stock covered by each option shall be determined by the Committee and set forth in the Option Agreement, but as to Stock covered by an Incentive Stock Option the purchase price shall not be less than 100% of the Fair Market Value (as such term is defined in this Section 2.1) of such Stock on the date of the grant of the option. Notwithstanding the foregoing, the purchase price of Stock covered by an Incentive Stock Option granted to any individual who owns or is deemed to own more than 10% of the total combined voting power and value of all classes of stock of the Company, its Parent, if any, or a Subsidiary, shall not be less than 110% of the Fair Market Value (as such term is defined in this Section 2.1) of such Stock on the date of the grant of the option. For purposes of the Plan, the term "Fair Market Value" on any date shall mean (i) if the Stock is listed or admitted to trade on a national securities exchange, the closing price of the Stock on the Composite Tape, as published in the Wall Street Journal, of the principal national securities exchange on which the Stock is so listed or admitted to trade, on such date or, if there is no trading of the Stock on such date, then the closing price of the Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the Stock is not listed or admitted to trade or a national securities exchange, then the closing price of the Stock as quoted on the National Market System of the National Association of Securities Dealers, Inc. ("NASD"); (iii) if the Stock is not listed or admitted to trade on a national securities exchange or the National Market System of the NASD, the mean between the bid and asked price for the Stock on such date, as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information; or (iv) if the Stock is not listed or admitted to trade on a national securities exchange or the National Market System of the NASD and if bid and asked prices for the Stock are not so furnished by the NASD or a similar organization, the values established by the Committee for purposes of granting options under the Plan.
In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

  2.2  Stock Option Agreement.  Subject to the provisions of Section 1.2 hereof,
       ----------------------
each option granted pursuant to the Plan shall be evidenced by a Stock Option Agreement in substantially the form of Exhibit "A" or "B" attached hereto and incorporated fully herein by reference (each, an "Option Agreement"). Exhibit "A" shall be used whenever such option is intended to be an "incentive stock option" within the meaning of Section 422 of the Code ("Incentive Stock Option"). Exhibit "B" shall be used whenever such option is intended to be a nonqualified stock option, as determined in the sole and absolute discretion of the Committee.

  2.3  Option Period.  Except as otherwise provided herein, each option and all
       -------------
rights or obligations thereunder shall expire on such date as the Committee shall determine (the "Expiration Date"), but not later than the tenth anniversary of the date on which the option is granted, and shall be subject to earlier termination as hereinafter provided. Notwithstanding the foregoing, the Expiration Date of an Incentive Stock Option granted to any individual who owns or is deemed to own more than 10% of the total combined voting power and value of all classes of stock of the Company, its Parent, if any, or a Subsidiary, shall be a date which is not later than the fifth anniversary of the date on which the option is granted, and shall be subject to earlier termination as hereinafter provided.

  2.4  Terms of Options.  Each option granted under this Plan by its terms shall
       ----------------
require the officer, employee, director or consultant granted such option to remain in the continuous employ or service of the Company or of a Parent or Subsidiary of the Company for such period of time, if any, from the date of grant of such option before the right to exercise any part of the option will accrue as the Committee may determine at the time of granting such option.

  2.5  Exercise of Options.  Each option shall become exercisable and the total
       -------------------
number of shares of Stock subject thereto shall be as the Committee shall determine, as set forth in the Option Agreement evidencing such option. The purchase price of the Stock purchased upon exercise of an option shall be paid in full in cash or by check at the time of each exercise of an option or by such other consideration as may be provided for in the Option Agreement by the Committee; provided, however, that if the Option Agreement so provides and upon receipt of all regulatory approvals, the person exercising the option may deliver, in payment of a portion or all of the purchase price, shares of Stock, including a multiple series of exchanges of such Stock, which shall be valued at the Fair Market Value of such Stock on the date of exercise of the option. No options shall be exercisable except in respect of whole shares of Stock.

  2.6  Nontransferability of Options.  An option granted under the Plan shall,
       -----------------------------
by its terms, be nontransferable by the Optionee other than by will or by the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's duly appointed guardian or personal representative.

  2.7  Termination of Relationship.
       ---------------------------

       (a) If the employment or other service of the Optionee is terminated for any reason other than (i) Disability (as hereinafter defined) of the Optionee, or (ii) death of the Optionee, an option (to the extent otherwise exercisable on the date of such termination) shall be exercisable by the Optionee at any time prior to the Expiration Date of the option or within thirty (30) days after the date of such termination of employment or other service, whichever is the shorter period.

       (b) If the Optionee's employment or other service is terminated by reason of the Optionee's Disability, an option (to the extent otherwise exercisable on the date of the Optionee's termination of employment or other service by reason of Disability) shall be exercisable by the Optionee at any time prior to the Expiration Date of the option or within twelve (12) months after the date of such termination, whichever is the shorter period. As used herein, the term "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether or not an Optionee's employment or service is terminated by reason of Disability shall be in the sole and absolute discretion of the Committee. An individual shall not be considered Disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

       (c) If an Optionee dies while in the employ or other service of the Company or of a Parent of Subsidiary of the Company, the option shall be exercisable (to the extent otherwise exercisable on the date of the death of such Optionee) by the person or persons entitled to do so under the Optionee's will, or, if the Optionee shall fail to make testamentary disposition of said option or shall die intestate, by the Optionee's legal representative or representatives, at any time prior to the Expiration Date of the option or within twelve (12) months after the date of such death, whichever is the shorter period.

       (d) If an Optionee dies within thirty (30) days after his termination of employment or other service, or within the twelve-month period described in subsection (b) above, an option shall be exercisable (to the extent otherwise exercisable on the date of such termination) by the person or persons entitled to do so under the Optionee's will, or, if the Optionee shall fail to make testamentary disposition of said option or shall die intestate, by the Optionee's legal representative or representatives, at any time prior to the Expiration Date of the option or within three (3) months after the date of death, whichever is the shorter period.

  2.8  Issuance of Stock Certificates.  Upon exercise of an option, but subject
       ------------------------------
to the provisions of Section 3.6 of this Plan, the person exercising the option shall be entitled to one (1) stock certificate evidencing the shares of Stock acquired upon such exercise; provided, however, that any person who tenders shares of Stock in payment of a portion or all of the purchase price of Stock purchased upon exercise of the option shall be entitled to receive a separate certificate representing the number of shares purchased in consideration of the tender of such Stock.

  2.9  Limitation on Grant of Incentive Stock Options.  The aggregate Fair
       ----------------------------------------------
Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the individual's employer and its Parent or Subsidiary) shall not exceed $100,000. In the event the limits of this Section 2.9 would otherwise be exceeded, the Optionee may still exercise his option, but such option, to the extent of such excess, shall be deemed to be a nonqualified stock option.

  2.10 Other Limitations.  The Board shall impose any other limitations on the
       -----------------
terms and conditions of Incentive Stock Options granted under the Plan required in order that such options qualify as Incentive Stock Options as that term is defined in Section 422 of the Code.

  2.11 "Stand-Off" Agreement.  By exercising an option granted under the Plan,
       ---------------------
each Optionee will be deemed to have agreed for a period of time (not to exceed 90 days, but up to 270 days if approved by a majority of the Board) from the effective date of any registration (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), is applicable) of securities of the Company (upon request of the Company or of the underwriters managing any underwritten offering of the Company's securities) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Stock received upon exercise of an option or any shares of Stock covered by an option granted under the Plan, other than shares of Stock included in the registration, without the prior written consent of the Company or such underwriters, as the case may be.

  2.12 Vesting and Exercise of Vested Options.  Each option granted pursuant to
       --------------------------------------
the Plan may only be exercised to the extent that the Optionee is vested in such option. Each option shall vest separately in accordance with the option vesting schedule determined by the Committee, which will be incorporated into the Option Agreement entered into between the Company and such Optionee. The option vesting schedule may be accelerated if, in the sole discretion of the Committee, the acceleration of the option vesting schedule would be in the best interests of the Company.

                                      III
                                Other Provisions
                                ----------------

  3.1  Adjustments Upon Changes in Capitalization or Merger.  Subject to any
       ----------------------------------------------------
required action by the stockholders of the Company, the number of shares of Stock covered by each outstanding option, and the aggregate number of shares of Stock which have been authorized for issuance under the Plan, as well as the exercise price per share of Stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split or the payment of a stock dividend with respect to the Stock or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an option.

  In the event of the dissolution or liquidation of the Company, each Option shall terminate as of a date to be fixed by the Committee; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee. During such period each option which has not previously been terminated, exercised or cancelled will fully vest and become exercisable (subject to the expiration of the term of such option), notwithstanding the vesting schedule set forth in the Option Agreement evidencing the grant of such option or any performance based restriction. Upon the date fixed by the Committee, any unexercised option shall terminate and be of no further effect.

  If a Corporate Transaction (as hereinafter defined) is consummated and immediately following the consummation of such Corporate Transaction the persons who were holders of shares of Stock immediately prior to the consummation of such Corporate Transaction do not receive any securities or other property ("Corporate Transaction Consideration") as a result of such Corporate Transaction and continue to hold solely the shares of Stock held by them immediately prior to the consummation of such Corporate Transaction, the options will remain outstanding and will continue in full force and effect (without any modification) following the consummation of such Corporate Transaction.

  If a Corporate Transaction is consummated and immediately following the consummation of such Corporate Transaction the persons who were holders of shares of Stock immediately prior to the consummation of such Corporate Transaction do receive Corporate Transaction Consideration as a result of such Corporate Transaction or do not continue to hold solely the shares of Stock held by them immediately prior to the consummation of such Corporate Transaction, the terms and conditions of the options will be modified as follows:

     (i) If the documentation pursuant to which a Corporate Transaction will be consummated provides for the assumption by the entity issuing Corporate Transaction Consideration to the persons who were the holders of shares of Stock immediately prior to the consummation of such Corporate Transaction of the options granted pursuant to the Plan without any modification or amendment (other than Permitted Modifications (as hereinafter defined)), such options will remain outstanding and will continue in full force and effect, subject to the Permitted Modifications, following the consummation of such Corporate Transaction.

     (ii) If the documentation pursuant to which a Corporate Transaction will be consummated does not provide for the assumption by the entity issuing Corporate Transaction Consideration to the persons who were the holders of shares of Stock immediately prior to the consummation of such Corporate Transaction of the options granted pursuant to the Plan without any modification or amendment (other than Permitted Modifications), all vesting restrictions (performance based or otherwise) will accelerate and the holders of such options may (subject to the expiration of the term of such options) exercise such options without regard to such vesting restrictions during the ten (10) day period immediately preceding the consummation of such Corporate Transaction. For purposes of the immediately preceding sentence, all performance based goals will be deemed to have been satisfied in full. The Company will provide each Optionee with reasonable notice of the termination of such vesting restrictions and the impending termination of such options. Upon the consummation of such a Corporate Transaction, all unexercised options will automatically terminate and cease to be outstanding.

As used herein, the term "Corporate Transaction" will be deemed to mean any sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation. As used herein, the term "Permitted Modifications" will be deemed to mean any modification of an option which is made in connection with a Corporate Transaction and which provides that subsequent to the consummation of the Corporate Transaction (i) the exercise price of such option will be proportionately adjusted to reflect the exchange ratio applicable to the particular Corporate Transaction and/or (ii) the nature and amount of consideration to be received upon exercise of the option will be the same (on a per share basis) as was received by persons who were holders of shares of Stock immediately prior to the consummation of the Corporate Transaction.

  Notwithstanding the foregoing, in the event of the consummation of a Corporate Transaction in which a Change in Control (as hereinafter defined) occurs, all vesting restrictions (performance based or otherwise) applicable to options will accelerate and the holders of such options may (subject to the expiration of the term of such options) exercise such options without regard to such vesting restrictions. For purposes of the immediately preceding sentence, all performance based goals will be deemed to have been satisfied in full. As used herein, the term "Change in Control" will be deemed to mean (i) a merger of the Company with or into another corporation is consummated, other than a merger that would result in the holders of voting securities of the Company outstanding immediately prior thereto owning (directly or indirectly) not less than fifty percent (50%) of the combined voting power of the voting securities of the surviving or resulting entity outstanding immediately after such merger or (ii) an agreement for the sale or other disposition of all or substantially all of the Company's assets (evaluated on a consolidated basis, without regard to whether the sale or disposition is effected via a sale or disposition of assets of the Company, the sale or disposition of the securities of one or more Subsidiaries of the Company or the sale or disposition of the assets of one or more Subsidiaries of the Company) is consummated.

  3.2  Continuation of Employment.  Nothing contained in the Plan (or in any
       --------------------------
option granted pursuant to the Plan) shall confer upon any Optionee any right to continue in the employ or other service of the Company or any Parent or Subsidiary or constitute any contract or agreement of employment or interfere in any way with the right of the Company or any Parent or Subsidiary to reduce any person's compensation from the rate in existence at the time of the granting of an option or to terminate such person's employment or other service. Nothing contained herein or in any Option Agreement shall affect any other contractual rights of an employee.

  3.3  Withholding.  The Company or the Parent or any Subsidiary of the Company
       -----------
shall have the right to deduct any sums that the Committee reasonably determines that federal, state or local tax law requires to be withheld with respect to the exercise of any option or as otherwise may be required by those laws. The Company or the Parent or any Subsidiary of the Company may require as a condition to issuing shares of Stock upon exercise of an option that the Optionee or other person exercising the option pay any sums that federal, state or local tax law requires to be withheld with respect to the exercise. Neither the Company nor the Parent or any Subsidiary of the Company shall be obligated to advise any Optionee of the existence of the tax or the amount which the employer corporation will be so required to withhold. Upon the exercise of a nonqualified stock option, if tax withholding is required, an Optionee may, with the consent of the Committee, have shares of Stock withheld ("Share Withholding") by the Company from the shares of Stock otherwise to be received; provided, that if the Optionee is subject to the provisions of Section 16 under
--------
the Exchange Act, no Share Withholding shall be permitted unless such transaction complies with the requirements of Rule 16b-3 promulgated under the Exchange Act. The number of shares so withheld should have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

  3.4  Amendment and Termination.  The Board may at any time suspend or
       -------------------------
terminate the Plan and may, with the consent of the holder of an option, make such modifications of the terms and conditions of such holder's option as it shall deem advisable. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

  The Board may at any time amend the Plan as it shall deem advisable without further action on the part of the stockholders of the Company; provided, that
                                                               --------
the Board may not amend any provision of the Plan relating to the amount and price of Stock subject to the option granted hereunder or the timing of grants hereunder more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder; and provided further, that any amendment to the Plan must be
                -------- -------
approved by the stockholders of the Company, if the amendment would (i) increase the aggregate number of shares of Stock which may be issued pursuant to options granted under the Plan; (ii) change the minimum option price; (iii) increase the maximum terms of options provided for herein; (iv) materially modify the requirements as to eligibility for participation in the Plan;

(v) remove the administration of the Plan from the Committee; or (vi) materially increase the benefits accruing to holders of options under the Plan.

  Notwithstanding the above, the Committee may grant to an Optionee, if he is otherwise eligible, additional options or, with the consent of the Optionee, may grant a new option in lieu of an outstanding option, at a price and for a term which in any respect is greater or less than that of the earlier option, subject to the general limitations of Article II hereof.

  3.5  Time of Grant and Exercise.  The granting of an option pursuant to the
       --------------------------
Plan shall take place at the time of the Committee's action, as described in
Section 2.1 hereof; provided, however, that if the appropriate resolutions of the Committee indicate that an option is to be granted as of and at some future date, the date of grant shall be such future date. In the event action by the Committee is taken by written consent of its members, the action by the Committee shall be deemed to have been taken at the time the last member required for a valid action of the Committee signs the consent.

  An option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the person entitled to exercise the option together with payment of the purchase price made in accordance with
Section 2.5 of this Plan.

  3.6  Privileges of Stock Ownership; Non-Distributive Intent.  The holder of an
       ------------------------------------------------------
option shall not be entitled to the privileges of ownership as to any shares of Stock not actually issued and delivered to the holder. Upon exercise of an option for Stock at a time when there is not in effect under the Act a registration statement relating to the shares of Stock issuable upon exercise thereof or not available for delivery a prospectus, the holder of the option shall represent and warrant in writing to the Company that, inter alia, the
                                                            ----- ----
shares of Stock purchased are being acquired for investment and not with a view to the resale or distribution thereof. No shares of Stock shall be issued upon the exercise of any option unless and until there shall have been compliance with any then applicable requirements of the Securities and Exchange Commission (the "Commission"), other regulatory agencies having jurisdiction and any exchanges or automated quotation systems upon which securities subject to the option may be listed or admitted to trading.

  3.7  Effective Date of the Plan.  The Plan shall be effective upon approval by
       --------------------------
the affirmative vote of the holders of a majority of the outstanding shares of Stock present and entitled to vote at a meeting duly held or by the written consent of the holders of a majority of the shares of Stock entitled to vote.

  3.8  Expiration.  Unless previously terminated by the Board, the Plan shall
       ----------
expire at the close of business on the date which is the last day of the ten
(10) year period beginning on the date on which the stockholders approve the Plan, and no option shall be granted under it thereafter, but such expiration shall not affect any option theretofore granted.

  3.9  Governing Law.  The Plan and the options issued hereunder shall be
       -------------
governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed within that State.

  3.10 No Liability for Good Faith Determinations.  Neither the members of the
       ------------------------------------------
Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any option granted under it.

  3.11 Execution of Receipts and Releases.  Any payment or any issuance or
       ----------------------------------
transfer of shares of Stock to the Optionee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board may require any Optionee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

  3.12 Company Records.  Records of the Company or any Parent or Subsidiary of
       ---------------
the Company regarding the Optionee's period of employment or other service, termination of employment or other service and the reason therefor, leaves of absence, re-employment and other matters shall be conclusive for all purposes hereunder, unless determined by the Board to be incorrect.

  3.13 Information.  The Company or any Parent or Subsidiary of the Company
       -----------
shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation which is necessary or required by the Board or the Committee to perform its duties and functions under the Plan.

  3.14 No Liability of Company.  The Company assumes no obligation or
       -----------------------
responsibility to the Optionee or his personal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Board or the Committee.

  3.15 Company Action.  Any action required of the Company shall be by
       --------------
resolution of its Board or by a person authorized to act by Board resolution.

  3.16 Severability.  In the event any provision of this Plan shall be held to
       ------------
be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

  3.17 Notice.  Whenever any notice is required or permitted hereunder, such
       ------
notice must be in writing and personally delivered or sent by mail. Except as otherwise provided in Section 3.5 of this Plan, any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third
(3rd) business day after it is deposited in the United States mail, certified or registered, postage pre-paid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until it is changed in accordance herewith, the Company and each Optionee shall specify as its and his address for receiving notices the address set forth in the Option Agreement pertaining to the shares to which such notice relates.

  3.18 Waiver of Notices.  Any person entitled to notice hereunder may waive
       -----------------
such notice.

  3.19 Successors.  The Plan shall be binding upon the Optionee, his heirs,
       ----------
legatees and legal representatives, upon the Company, its successors and assigns and upon the Board and its successors.

  3.20 Headings.  The titles and headings of sections and paragraphs are
       --------
included for convenience of reference only and are not to be considered in construction of the provisions hereof.

  3.21 Word Usage.  Words used in the masculine shall apply to the feminine
       ----------
where applicable and, wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.